UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
 SECURITIES EXCHANGE ACT OF 1934
MVP REIT II, INC.

(Exact name of registrant as specified in its charter)
Maryland (State of incorporation or organization)	47-3945882 (I.R.S. Employer Identification No.)
12730 High Bluff Drive, Suite 110
San Diego, California 92130
(Address and Zip Code of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
                              None  None
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.☑
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333- 205893
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.0001 per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
The description of the common stock, $0.0001 par value per share, of MVP REIT II, Inc., a Maryland corporation (the "Company") registered hereby is incorporated herein by reference to "Suitability Standards" and "Description of Capital Stock" in the prospectus contained in the Company's Registration Statement on Form S-11, originally filed with the Securities and Exchange Commission (the "Commission") on July 28, 2015 (File No. 333- 205893) (the "Registration Statement"), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus and supplements to the prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such portion of the Registration Statement and prospectus and all amendments and supplements to the Registration Statement and prospectus are hereby incorporated by reference.

Item 2. EXHIBITS.

The following exhibits are filed as part of this Registration Statement on Form 8-A:

Exhibit No.	Description
3.1(1)	Articles of Amendment and Restatement of MVP REIT II, Inc.

3.2(2)	Bylaws of MVP REIT II, Inc.

3.3(3)	Articles Supplementary of MVP REIT II, Inc., designating 50,000 shares of Series A Convertible Redeemable Preferred Stock
____________________
(1)	Filed previously with Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 on September 24, 2015, and incorporated herein by reference.
(2)	Filed previously with the Registration Statement on Form S-11 on July 28, 2015, and incorporated herein by reference.
(3)	Filed previously on Form 8-K on October 27, 2016 and incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
MVP REIT, INC.
Date: March 15, 2017	By:	/s/ Michael V. Shustek
Chairman and Chief Executive Officer